UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

8375 South Willow Street, Littleton, Colorado		80124
(Address of Principal Executive Offices)		(Zip Code)

303-792-5554

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Item 3.03 Material Modifications to Rights of Securities Holders.

On March 1, 2012, Innospec Inc. issued a press release announcing that its Board of Directors has terminated its stockholder rights plan by approving an amendment to the Rights Agreement, dated June 12, 2009, between Innospec Inc. and Computershare Trust Company, N.A. (the “Rights Agreement”). The amendment will accelerate the final expiration date of the Rights to March 1, 2012. The Rights had been scheduled to expire on June 26, 2014. As a result of the amendment, as of the close of business on March 1, 2012, the Rights will no longer be outstanding and will not be exercisable, and the Rights Agreement will effectively terminate. Stockholders do not need to take any action as a result of this termination. Adoption of the Rights Agreement was originally disclosed pursuant to a Form 8-K filed on June 12, 2009.

A copy of the amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and incorporated by reference. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item  9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

4.1	Amendment to Rights Agreement, dated as of February 29, 2012, between Innospec Inc. and Computershare Trust Company, N.A.

99.1	Press Release of Innospec Inc. dated March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: March 1, 2012	By:	/s/ David E. Williams
David E. Williams
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

4.1	Amendment to Rights Agreement, dated as of February 29, 2012, between Innospec Inc. and Computershare Trust Company, N.A.

99.1	Press Release of Innospec Inc. dated March 1, 2012.